Exhibit 10.94

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

AMENDMENT THREE

TO

MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT

July 23, 2019

This Amendment Three (this “Amendment”) to the Repurchase Agreement (defined below), is entered into on July 23, 2019, by and between Wells Fargo Bank, N.A. (“Buyer”) and Caliber Home Loans, Inc. (“Seller”).

W I T N E S S E T H:

WHEREAS, Buyer and Seller have entered into that certain Master Repurchase Agreement and Securities Contract, dated as of April 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof and as may be further amended, restated, supplemented or otherwise modified hereafter, the “Repurchase Agreement”), along with the related Fourth Amended and Restated Addendum dated as of July 23, 2019 (as the same may be further amended, restated, supplemented or otherwise modified from time to time hereafter, the “Addendum,” and together with the Repurchase Agreement, the “Master Repurchase Agreement”); and

WHEREAS, Buyer and Seller wish to amend certain provisions of the Master Repurchase Agreement in order to tailor the contract as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

SECTION 1. Amendments to Repurchase Agreement. Effective as of the date hereof, the Master Repurchase Agreement is hereby amended as follows:

1.1 Section 2 of the Repurchase Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by Buyer.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

1.2 Section 9(a)(14) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

(14) Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws. Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence, and any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation) and modeling as Buyer may require.

1.3 Section 9(b) of the Repurchase Agreement is hereby amended by adding a new subsection (12) thereto in proper numerical order as follows:

(12) Beneficial Ownership Certification. Buyer shall have received a Beneficial Ownership Certification in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation

1.4 Section 12(a) of the Repurchase Agreement is hereby amended by adding a new subsection (25) thereto in proper numerical order as follows:

(25) Beneficial Ownership Certification. The information included in each Beneficial Ownership Certification is true and correct in all respects.

1.5 Section 13 (ff) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

Beneficial Ownership. To the extent that Seller is a “legal entity customer” under the Beneficial Ownership Regulation, Seller shall promptly give notice to Buyer of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and shall promptly deliver an updated Beneficial Ownership Certification to Buyer.

1.6 Section 16 (e) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

Other. Sellers and Guarantor shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement, including documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable “know your customer” due diligence checks, including, but not limited to, any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation.

1.7 Clause (h) of Schedule 1 of the Repurchase Agreement is hereby amended and restated in its entirety each as follows:

(h) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State and consists of a single or contiguous parcel of real property as defined in the applicable Agency Guide with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to Underwriting Guidelines, that a de minimus percentage of the Mortgage Loans may be Cooperative Mortgage Loans and that no residence or dwelling is a (i) a mobile home or manufactured housing unit (other than a Manufactured Home) not secured by real property, (ii) a log home, (iii) an earthen home, (iv) an underground home, (v) any dwelling situated on a parcel of land larger than permitted under the applicable Agency Guide; and (vi) any dwelling situated on a leasehold estate. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property complies with the applicable Guide. With respect to each Mortgage Loan that is a Manufactured Home, such unit is a “single family residence” within the meaning of Section 25(e)(1) of the Code, and has a minimum of four hundred (400) square feet of living space, a minimum width of one hundred two (102) inches and is of a kind customarily used at a fixed location. The fair market value of the Manufactured Home securing each contract was at least equal to [***] of the total price of the contract (including land) at either (i) the time the contract was originated (determined pursuant to the REMIC Provisions) or (ii) the time the contract is transferred to the purchaser.

1.8 Clause (ff) of Schedule 1 of the Repurchase Agreement is hereby amended and restated in its entirety each as follows:

(ff) Appraisal. Except with respect to (i) FHA Streamline Loans, (ii) VA Interest Rate Reduction Loan, (iii) USDA Streamline Loans, (iv) Mortgage Loans receiving property inspection waiver through Fannie Mae’s Desktop Underwriter, and (v) Mortgage Loans receiving property inspection waivers through Freddie Mac’s Loan Product Advisor, the Mortgage File with respect to such Mortgage Loan contains an appraisal of the related Mortgaged Property meeting the requirements set forth by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 made and signed, prior to the approval of the application for such Mortgage Loan, by a qualified appraiser (a) who, at the time of such appraisal, met the minimum qualifications of Fannie Mae or Freddie Mac and the requirements of the Seller’s appraisal policy and (b) who satisfied (and which appraisal was conducted in accordance with) all of the applicable requirements of the Uniform Standards of Professional Appraisal Practice and all applicable federal and state laws and regulations in effect at the time of such appraisal and procedures. Such appraiser was licensed in the state where the Mortgaged Property is located, had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, and such appraiser’s compensation was not affected by the approval or disapproval of such Mortgage Loan. The appraisal shall have been made within one hundred eighty (180) days of the origination of the Mortgage Loan. If the appraisal was made more than one hundred twenty (120) days before the origination of the Mortgage Loan, Seller shall have received and included in the servicing file a recertification of the appraisal.

1.9 Clause (yyy) of Schedule 1 of the Repurchase Agreement is hereby amended and restated in its entirety each as follows:

(yyy) [Reserved].

SECTION 2. No Default; Representations and Warranties. To induce Buyer to provide the amendments set forth in Section 1, Seller hereby represents, warrants and covenants that:

No Default or Event of Default has occurred and is continuing on the date hereof; and

The representations and warranties of Seller contained in the Repurchase Agreement are true and correct in all material respects and such representations and warranties are remade as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case, they were true, correct and complete in all material respects on and as of such earlier date.

SECTION 3. No Waiver. Buyer has not by this Amendment waived, is not waiving, and has no intention of waiving, any Default, Event of Default or breach of any term or provision of the Repurchase Agreement or any other Program Agreement, whether now existing or hereafter occurring.

SECTION 4. Defined Terms. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Repurchase Agreement.

SECTION 5. Single Agreement. The foregoing amendment only relates to the Repurchase Agreement between Buyer and Seller. Except as expressly amended above, all of the terms and conditions of the Master Repurchase Agreement remain in full force and effect and are hereby reaffirmed.

SECTION 6. No Novation, Agreement in Full Force and Effect as Amended. The parties hereto have entered into this Amendment solely to amend the terms of the Master Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or any other party under or in connection with the Master Repurchase Agreement or any of the other Program Agreements. It is the intention and agreement of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Obligations of the parties under the Master Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Master Repurchase Agreement continue in full force and effect, and (iii) any reference to the Master Repurchase Agreement in any Program Agreements shall be deemed to reference to this Amendment.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 8. Counterparts. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

[signatures appear on the following pages]

IN WITNESS WHEREOF, Seller and Buyer have caused their names to be signed to this Amendment Two to Master Repurchase Agreement and Securities Contract by their respective officers thereunto duly authorized as to the date first above written.

Buyer:

WELLS FARGO BANK, N.A.

By:	/s/ Kelly Kucsma
Name: Kelly Kucsma
Title: Director

[signatures continue on the following page]

Signature Page to Amendment Three to Master Repurchase Agreement and Securities Contract

Seller:

CALIBER HOME LOANS, INC.

By:	/s/ William Dellal
Name: William Dellal
Title: CFO

[end of signatures]

Signature Page to Amendment Three to Master Repurchase Agreement and Securities Contract